Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 2, 2025 relating to the financial statements of Logistic Properties of the Americas, appearing in the Annual Report on Form 20-F of Logistic Properties of the Americas for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte & Touche, S.A.

San José, Costa Rica

October 3, 2025